UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2014

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD	21701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 682-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2014, U.S. Silica held its annual meeting of shareholders. The final voting results for the proposals presented at the meeting are set forth below.

1.	Election of directors nominated by U.S. Silica to serve for a term to expire in 2015 and until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes

Daniel Avramovich	41,867,691	113,116	7,588,998

Peter Bernard	41,822,150	158,657	7,588,998

William J. Kacal	41,842,331	138,476	7,588,998

Charles Shaver	41,651,224	329,583	7,588,998

Bryan A. Shinn	41,850,732	130,075	7,588,998

J. Michael Stice	41,871,398	109,409	7,588,998

2.	Ratification of Grant Thornton LLP as independent registered public accounting firm for 2014:

Votes For	Votes Against	Abstentions

49,320,860	215,896	33,049

3.	Advisory vote to approve the compensation of U.S. Silica’s named executive officers as disclosed in the proxy statement for the 2014 annual meeting of shareholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes

41,240,437	652,326	88,044	7,588,998

4.	Advisory vote on the frequency of the advisory vote to approve the compensation of U.S. Silica’s named executive officers:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

39,724,081	146,809	2,041,139	68,778	7,588,998

In light of the result of the frequency vote, and consistent with the recommendation of U.S. Silica’s board of directors set forth in the proxy statement for the 2014 annual meeting of shareholders, U.S. Silica will hold the advisory vote to approve the compensation of its named executive officers every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2014

U.S. SILICA HOLDINGS, INC.

/s/ Christine Marshall
Christine Marshall General Counsel and Corporate Secretary